Exhibit 5. 1
                       [Seth A. Farbman, P.C. Letterhead]


                                  June 3, 2002

Diversified Product Inspection,  Inc.
3 East Main Street
Oak Ridge, TN 37830


Ladies  and  Gentlemen:

     We have acted as special counsel to Diversified Product Inspection, Inc., a Florida corporation (the "Company"), in connection with the Registration Statement on Form SB-2 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the offer and sale of up to 20,887,097 shares of common stock, par value $.01 per share, of the Company (the "Common Shares"), that may be issued pursuant to (i) certain warrant agreements (ii) convertible debentures and a (iii) equity line of credit investment agreement described therein.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, minute books, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied solely upon certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information provided by the Company or its representatives or officers.

     Based upon the foregoing, we are of the opinion that the Common Shares to be issued by the Company upon the exercise of warrants, upon the exercise of the convertible debentures or upon put notices from the Company to the investor under the Company's equity line of credit investment agreement as described in the Registration Statement, as applicable, when paid for (if such is required) and issued in accordance with the terms as described in the Registration
Statement,  will  be  validly  issued,  fully  paid  and  non-assessable.

         This opinion is conditioned upon the compliance by the Company with all applicable provisions of the Securities Act of 1933, as amended.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal
Matters"  in  the  prospectus  that  is  a  part  of the Registration Statement.

                         Very  truly  yours,


                         /s/  SETH  A.  FARBMAN,  P.C.
                         -----------------------------
                         SETH  A.  FARBMAN,  P.C